UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 1, 2022

ENCORE WIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		000-20278	75-2274963
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
1329 Millwood Road
McKinney,	Texas		75069
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (972) 562-9473

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	WIRE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2022 Annual Meeting of Stockholders of Encore Wire Corporation, a Delaware corporation (the “Company”), held at 9:00 a.m. Central time on May 3, 2022 (the “2022 Annual Meeting”), Gregory J. Fisher received more “withheld” votes than “for” votes on his re-election to the Company’s Board of Directors (the “Board”). The Company believes this was primarily a result of stockholders following the recommendations of proxy advisors or otherwise applying voting policies regarding board diversity. As a result of receiving a greater number of votes “withheld” from re-election than votes “for” such re-election, and in accordance with the Company’s Majority Voting Policy, Mr. Fisher tendered his resignation as a director of the Company to the Board on May 3, 2022, subject to the Board’s acceptance of such resignation.
Pursuant to the terms of the Company’s Majority Voting Policy, the Nominating and Corporate Governance Committee of the Board (the “Committee”) considered whether to accept or reject Mr. Fisher’s resignation and recommended to the Board that it accept Mr. Fisher’s resignation. While the Committee recognized that Mr. Fisher has been an instrumental member of the Board during his years of service, providing substantial building materials industry and financial knowledge and leadership experience, and was the Chairperson of the Committee when it identified and appointed the Board’s first gender diverse member, the Committee has ultimately recommended that the Board accept Mr. Fisher’s resignation in respect of the will of the Company’s stockholders.
The Board, after considering relevant factors and following the Committee’s recommendation, on August 1, 2022, accepted Mr. Fisher’s resignation effective immediately.
Mr. Fisher was not a participant in the deliberations of the Committee or the Board. Mr. Fisher’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.
The Board has appointed William R. Thomas, a current member of the Board and the Committee, as the new Chairperson of the Committee, effective as of August 1, 2022. As part of the Company’s continued commitment to its stockholders, the Committee continues to actively search for a highly qualified racially diverse director candidate with the intent of filling the Board vacancy in 2022, which the Committee believes will best serve and represent the interest of stockholders. The Committee’s continued objective is to recommend a Board composed of directors that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience, perspectives and thought.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION

August 4, 2022	By:	/s/ BRET J. ECKERT
Bret J. Eckert, Vice President – Finance, Treasurer, Secretary and Chief Financial Officer